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                [Metropolitan Life Insurance Company Letterhead]

                                                                 Exhibit 10(iii)

                               CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 12 ("Post Effective Amendment No. 12") of Registration Statement File No. 333-11131 of Zenith Accumulater, issued through The New England Variable Account on Form N-4 to the reference to me under the caption "Legal Matters" contained in the Statement of Additional Information in Post-Effective Amendment No. 12 to Registration Statement No. 333-11131 which is incorporated by reference under this Post-Effective Amendment No. 12.


/s/ MARIE C. SWIFT
Marie C. Swift
Associate General Counsel
Metropolitan Life Insurance Company
New York, New York
April 25, 2005